Wilmer, Cutler & Pickering
                                100 Light Street
                              Baltimore, Maryland
                             (410) 986-2800 (phone)
                              (410) 986-2828 (fax)






                                       December 16, 1997



Sinclair Broadcast Group, Inc.
2000 West 41st Street
Baltimore, Maryland 21211

          Re:  Sinclair Broadcast Group, Inc. Registration Statement on Form S-3

Dear Ladies and Gentlemen:

         We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement (as amended, and including prospectus supplements filed pursuant to Rule 424 of the Securities Act of 1933, the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the issuance by the Company of, among other things, 8 3/4% Senior Subordinated Notes due 2007 of the Company (the "Notes"). The Notes are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Company, certain Guarantors named therein, Salomon Brothers Inc and Chase Securities Inc. (the "Underwriters").

          For the purposes of this opinion, we have examined copies of the following documents:

          1.   The Registration Statement;



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Sinclair Broadcast Group, Inc.
December 16, 1997
Page 2


          2.   The  Amended  and  Restated  Articles  of  Incorporation  of  the
               Company;

          3. The form of the Senior Subordinated Indenture (the "Indenture") between the Company and the First Union National Bank, as Trustee (the "Trustee");

          4. The form of the First Supplemental Indenture (the "Supplemental Indenture") between the Company, The Guarantors named therein and the Trustee;

          5.   The Bylaws of the Company;

          6.   The Underwriting Agreement; and

          7. The Resolutions of the Board of Directors of the Company dated November 14, 1997 and December 11, 1997 and the Resolutions of the Pricing Committee of the Board of Directors dated December 11, 1997

          In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

         This opinion is limited to the laws of the United States, the General Corporation Law of Maryland and New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the laws of any other jurisdiction. Although we do not hold ourselves out as being experts in the laws of any other jurisdiction, we have made such investigation of the laws of the State of New York as we have deemed necessary to express the opinions set forth herein. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that:



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Sinclair Broadcast Group, Inc.
December 16, 1997
Page 3

         1. The Notes have been lawfully and duly authorized and such Notes, upon execution and delivery of the Indenture and the Supplemental Indenture by the Company and the Trustee and upon issuance, execution and delivery of the Notes in accordance with the terms of the Indenture, the Supplemental Indenture and the Underwriting Agreement, and assuming due authentication by the Trustee, will be legal and binding obligations of the Company enforceable against the Company in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement is sought in a proceeding at law or in equity.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Current Report on Form 8-K on December 16, 1997 and incorporation by reference into the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and incorporation by reference into the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                       Sincerely,

                                       WILMER, CUTLER & PICKERING


                                       By:  /s/ John B. Watkins
                                          --------------------------------------
                                                John B. Watkins, a partner